Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement (No. 333-224611) on Form S-8 of First Choice Bancorp and Subsidiary of our report dated March 15, 2021 relating to our audits of the consolidated financial statements appearing in this annual report on Form 10-K as of and for the each of the years in the year two-year period ended December 31, 2020.

/s/ Eide Bailly LLP

Laguna Hills, California
March 15, 2021